Exhibit 23.1

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No. 333-236012) on Form S-8 of AdaptHealth Corp. of our report dated June 16, 2020 relating to the financial statements of Solara Medical Supplies, LLC, appearing in the Form 8-K originally filed on June 18, 2020.

/s/ RSM US LLP

San Diego, California

December 14, 2020